 Exhibit 13.3

UNVEILED, MICHAEL AMINI® kathy ireland® HOME DESIGNS TAKES CENTER STAGE TODAY AT THE INTERNATIONAL HOME FURNISHINGS MARKET IN HIGH POINT NORTH CAROLINA.

ROMERO BRITTO’S PORTRAIT OF KATHY IRELAND RECEIVED OFFICIAL DEBUT
October 13, 2017

The International Home Furnishings Market in North Carolina, under the leadership of Robert Maricich, Chairman and CEO of International Market Centers, is the celebratory location for the launch of Michael Amini® kathy ireland® Home Designs. Kathy joined Michael Amini and the AICO team to introduce the largest collection of home furnishing designs to date for her eponymous company. The collection features a complete array of; bedroom, dinning room and upholstered furnishings inspired by kathy ireland Worldwide®’s (kiWW®) Americana Style Guide for her millennial customers. Ireland has a unique and expanding following of people 34 years old and under, due to kathy ireland Weddings.

Also to premiere at in the Michael Amini® kathy ireland® Home Designs will be an original portrait by world renown artist Romero Britto titled Kathy Ireland. The Britto brand is represented by EE1®, a subsidiary of Level Brands®, which is currently in the testing the water phase of a Reg A+ IPO offering. “Romero Britto is a dynamic, world renown artist who has established himself as one of today’s true masters of the art world through his use of bold design and color. It is thrilling for Romero’s stunning work to be unveiled and exhibited for the first time in the magnificent palace of beautiful home designs, by Michael Amini whose genius is unparalleled,” said Kathy Ireland.

Level Brands’® CEO and Chairman of the Board, Martin Sumichrast will be in attendance of the official unveiling, with Michael Amini CEO and Founder of AICO, Kathy Ireland, Chief Designer and CEO of kiWW® and Chief Brand Strategist and Chairman Emeritus of Level Brands®, who will be wearing over 30 million dollars of jewelry suites this weekend from her personal collections of Kathleen Marie NY® by Paul Raps and diamonds by kathy ireland® collections.

Level Brands, Inc. has filed an Offering Statement for the offering of its securities on Form 1-A with the Securities and Exchange Commission but the Offering Statement has not yet become qualified. You may obtain a copy of the most recent version of the Preliminary Offering Circular which is a part of the Offering Statement, with the following link: https://www.sec.gov/Archives/edgar/data/1644903/000165495417008542/partiiandiii.htm. The offering is being made only by means of the Offering Circular. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until the Offering Statement is qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

Press Inquiries for Level Brands:

Susan Roush

805.624.7624

PR@LevelBrands.com

Press Inquiries for Kathy Ireland® and kathy ireland® Worldwide:

Blake Van Leer - BLVD Studios

202.525.8717

October 2017

Level Brands, Inc.

Investor Presentation
Initial Public Offering

Legal Disclaimer

This presentation may include "forward-looking statements." To the extent that the information presented in this presentation discusses financial projections, information, or expectations about Level Brands, Inc.'s business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although Level Brands, Inc. believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the Offering Statement filed with the Securities and Exchange Commission (the "SEC"). Forward-looking statements speak only as of the date of the document in which they are contained, and Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Level Brands, Inc. has filed an Offering Statement for the offering of its securities on Form 1-A with the SEC but the Offering Statement has not yet become qualified. You may obtain a copy of the most recent version of the Preliminary Offering Circular which is a part of the Offering Statement on the SEC 's EDGAR website (www.sec.gov) or at the following link: www.banq.co/listings/lb. The offering is being made only by means of the Offering Circular. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until the Offering Statement is qualified by the SEC, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind. Any information in this or any other communication or on our website shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

LB Level Brands

2

Offering Summary: Reg A+ IPO

Reg A+ Offering Expected October 2017

- $34.75 million pre-money valuation (basic) [1]
- Level Brands Inc. anticipates its shares will trade on the NYSE American exchange under symbol LEVB [2]

Issuer:	Level Brands, Inc.
Offering Type:	Regulation A+ Initial Public Offering
Proposed NYSE American listing:	LEVB
Offering Size:	Up to 1,700,000 shares (gross proceeds of $10,200,000)
Offering Price:	$6.00 per share
Additional Shares:	300,000 shares or $1,800,000 gross proceeds
Use of Proceeds:	Brand development & expansion sales & marketing and general working capital
Sole Book-Running Manager:	Joseph Gunnar & Co.
Co-Manager:	TriPoint Global Equities, LLC

(1) Assumes a price of $6.00 and 5,792,261 shares outstanding
(2) Successful listing on the NYSE American exchange is subject to meeting specific requirements and completion of the offering. Level Brands, Inc. listing entails significant ongoing corporate obligations including but not limited to disclosure, filing and notification requirements, as well compliance with applicable continued quantitative and qualitative listing standards.

3

Kathy Ireland®

Chairman Emeritus & Chief Brand Strategist

Please view video @ www.LevelBrands.com/media

LB

LB Level Brands

4

Level Brands Overview

We champion a bold, unconventional image, and social consciousness for our company and our brands.

We strive to be an innovative licensing, marketing, and brand management company.

kathy ireland® HEALTH & WELLNESS

BEAUTY & PIN-UPS™

IM1 Ireland Men One

EE1 Encore Endeavor One

LB Level Brands

5

Organization | Ownership Summary

Level Brands
I'M1 Holdings LLC*
EE1 Holdings LLC*
51%
49%
49%
100%**
100%
51%
kathy ireland®
HEALTH & WELLNESS
BEAUTY & PIN-UPS
I'M1
Ireland Men One
EE1
Encore Endeavor One

**10-year exclusive license agreement for *kathy ireland®* Health & Wellness.

Level Brands, Inc.
Major Shareholders (Pre-Offering)

- All officers and directors as a group
  16.1%
- G. Tyler Runnels
  10.4%
- StoneStreet Partners Opportunity Fund II
  5.4%
- IM1 Holdings LLC*
  10.1%
- EE1 Holdings LLC*
  4.9%

* Ms. Ireland, Messrs., Erik Sterling, Jason Winters, Stephen Roseberry and Jon Carrasco have shared voting and dispositive control over securities held of record by IM1 Holdings, LLC and EE1 Holdings, LLC. Ms. Ireland and Mr. Sterling, through their family trusts, are the majority members of IM1 Holdings, LLC and EE1 Holdings, LLC. (Percentages are prior to offering).

LB Level Brands
7

Licensing & Brand Management Business Model

Level Brands seeks to structure contracts with components that provide revenue in two phases, as well as opportunity for capital appreciation.

Initial Revenue

Cash or Equity

- Upon signing a new licensing agreement, licensor pays Level Brands all or some of the following: marketing fees, equity issuance, upfront licensing fees, minimum royalty guarantees, and advisory fees.

Potential Recurring Revenue

Royalties on Every Unit Sold

- Level Brands' unique strategic and creative branding and merchandising expertise drives potential sales of licensed products to generate royalties, includes 3rd party contacts/referrals
- Annual marketing and licensing fees
- No cost, no inventory

Potential Long Term Benefit

Equity transaction

- In some cases, Level Brands aligns its interest with its customer with an equity position and in doing so we will seek to capitalize on our equity position based on their success.

Examples of recent agreements:

SG Blocks 50K shares common stock; $245K approximate value, option to purchase 50K stock options, $25,000 marketing advance, 1 year agreement renewable	3.5% royalty, $25,000 marketing expenses as needed, 0.25% royalty on annual gross revenues over $25MM	Potential sale of common stock (currently listed on NASDAQ)
Damiva Warrants for 56,552 shares of common stock, $75,000 royalty minimum guarantee annually, $75,000 marketing fee, 5 year agreement	$75,000 min. royalty minimum guarantee annually (1.5% royalties for sales up to $25MM; 2% for 25MM+) $75,000 annual marketing fee	Potential sale of common stock
Oxigen 1,600,000 shares common stock, valued at $912,000, 4 year agreement	$0.40 to $0.60 per case of product sold	Potential sale of common stock

LB
Level Brands

7

kathy ireland® Health & Wellness

- **Level Brands' newest business unit – launched September 2017**
- **All products to be branded: *kathy ireland*® Health & Wellness**
- **Health and Wellness is one of today's and tomorrow's top consumer lifestyle focus segments**
- **Wide-ranging, all-encompassing category**
- **Health and Wellness is becoming a global movement - consumers seek to ensure healthy, happy lives for as long as possible, especially as average life-spans continue to rise**

Target Market Sectors Include:

- Beauty at Every Age
- Healthy Eating
- Nutrition & Weight Loss
- Wellness Tourism
- Fitness & Mind-Body
- Preventive & Personalized Medicine
- Complementary & Alternative Medicine
- Wellness Lifestyle Real Estate
- Spa Industry
- Thermal/Mineral Springs
- Workplace Wellness

***Kathy Ireland,* according to UCLA, is one of the top 10 health advocates. Ms. Ireland is global ambassador for YWCA-GLA, Best Buddies and the Elizabeth Taylor AIDS Foundation.

Kathy Ireland®

World Health Organization

Definition of Health: Health is a state of complete physical, mental and social well-being and not merely the absence of disease or infirmity.

Global Wellness Institute

Estimates are the worldwide wellness industry grew by 10.6% to $3.72 trillion between 2013 and 2015, while the global economy decreased by 3.6% — making it one of the world's fastest-growing markets.

LB
Level Brands

8

Ireland Men One: I'M1

"For millennial men, and the women who love them"

I'M1 Ireland Men One

Founded in 2017, I'M1 is a lifestyle brand established to capitalize on potentially lucrative licensing and co-branding opportunities with brands focused on millennials.

- Led by co-founder Tommy Meharey, millennial, Marine, father and youngest board member of kathy ireland® Worldwide
- Goal is to become a leader in grooming, personal care, cologne, accessories, jewelry and apparel categories
- Represented 51% of net sales for the first nine months of 2017

Tommy Meharey

The I'M1 goal is to become known amongst households as a socially conscious brand for millennial men and the women who love them.

LB Level Brands

9

Addendum | I’M1 Video

Please view video @ www.LevelBrands.com/media

I’M1

Ireland Men One

LB Level Brands

(Potential Licensing Categories)

10

Ireland Men One

Initial Licensing Transactions

I'M1 Ireland Men One

ANDRÉ PHILLIPE

I'M1 Men's Fashion

- **I'M1 Suits by André Philippe launches Fall 2017** - custom suiting, ready-to-wear trousers, jackets and other luxury menswear items
- A Fashion-forward styling design to appeal to millennials on the fast-track to establishing their careers
- The $402 billion global menswear industry has 4.5% average annual growth*
- The global market for men's designer apparel is projected to reach nearly $44 billion in 2020*
- 5 year agreement, 4% royalty fee, $12,000 initial fee

LOOSE LEAF
NEW YORK

I'M1 Accessories

- **I'M1 Eyewear by Loose Leaf** will begin retail placement of men's fashion eyewear in December 2017, with continued retail and online merchandising expansion in early 2018
- Sunglasses are a key fashion accessory for millennial men
- The global premium fashion sunglasses and frames segment of the eyewear market is worth nearly $13 billion**
- 5 year agreement, 4% royalty fee, $15,000 annual marketing fee

KŪRE

I'M1 Millennial Lifestyle Choice

- **KURE Vaporium Lifestyle Lounges** are developing a new I'M1 lounge that is expected to bring an upscale 'cool culture' lounge lifestyle with quality product experiences for today's healthier alternative
- I'M1 branded products in development to include KURE premium vape juices and equipment
- The $4.4 billion US vapor/e-cigarette market is projected to eclipse $10 billion by 2020***
- The US is the largest global vaping market, at 53%, with 50% of U.S. adult smokers having tried or expressed interest in vapor****
- 10 year agreement, 5% royalty fee, $600,000 advisory fee for branding strategy services

LB Level Brands

Sources: *FashionUnited Business Intelligence, "The Menswear Market" Infographic, November 8, 2016 Infographic, includes FUBI sourcing Euromonitor International, FUBI sourcing World Trade data. **The Business Of Fashion, "A Closer Look at the $13 Billion Premium Eyewear Market," May 15, 2015; ***Wells Fargo Securities, LLC and Nielsen C-Store Database estimates; ****Wells Fargo Securities, LLC and Euromonitor

11

Encore Endeavor One

Brand Management & Experiential Entertainment

EE1 Encore Endeavor One

Brand Management Services

- **Creative development, and marketing management for our clients as well as Level Brands and its subsidiaries.**
- **Strategic product alignment and placement services for Level Brands' clients and its subsidiaries.**
- **Brand strategy, extension, and distribution support.**
- **Social and traditional media support.**

Romero Britto

Romero Britto, world-renowned neo-pop artist who uses vibrant colors and bold patterns as a visual expression of hope and happiness. Domestic product licensing and licensing-related entertainment ventures. 9 year agreement, 35% royalties kathy ireland® by Romero Britto 2017. Courtesy of Jon Carrasco for the *kathy ireland*® Trust.

LB Level Brands

12

Encore Endeavor One

Brand Management & Experiential Entertainment

Encore Endeavor One

David Tutera

Award-winning designer, wedding and entertaining authority, television star, author and philanthropist David Tutera. David's career includes fashion, weddings, books, broadcasting and magnificent events. 5 year agreement, 12.5% royalties.

OXiGEN

OXiGEN™ Water

Formula Four Beverages' OXiGEN™ takes water to a whole new level. OXiGEN™ water and shot both contain proprietary, highly stable O4 oxygen molecule to reduce effects of fatigue and improve post-exercise recovery. Brand marketing and strategy. $0.40 to $0.60 per case of product sold.

Damiva

Damiva's all-natural vaginal health product line for women of all ages, aligns with the team's efforts to impact the women's product industry by breaking down barriers and creating innovative and natural products. Brand marketing and strategy. Minimum annual royalty guarantee plus annual marketing fees.

Level Brands

13

Encore Endeavor One
Brand Management & Experiential Entertainment
EE1 Encore Endeavor One

Chef Andre Carthen

aka the Fit Chef, is a celebrity chef who has contributed to a New York Times #1 best seller and appeared on many network television shows and in syndication. Brand licensing. 7 year agreement, 80% royalty fee.

Nicholas Walker

An accomplished garden designer-builder. Nicholas and Kathy's collaboration received a gold medal from the San Francisco garden show. Nicholas has appeared in Architectural Digest, on Oprah, and HGTV. Brand licensing. 7 year agreement, 80% royalty fee.

LB Level Brands
14

Encore Endeavor One

Brand Management & Experiential Entertainment

Medical Centers

CLINIC
IN A CAN

Luxury Housing

sgblocks

SG Blocks (NASDAQ: SGBX) is a premier designer, innovator, and fabricator of container-based structures. Brand licensing, 1 year agreement renewable, 3.5% royalty.

Retail

STARBUCKS
COFFEE

LB
Level Brands

Encore Endeavor One

Brand Management & Experiential Entertainment

EE1
Encore Endeavor One

Experiential Entertainment

- Recordings, Film and TV
- Web and Live Events
- Entertainment Experiences

BMG

Bertelsmann Music Group

The first recording is underway for a new EE1 entertainment project, which includes multiple concept songbook albums and programming. Global distribution for these albums is yet to be finalized.

EE1 Entertainment Projects in Development

M2M

Model 2 Mogul
A television series to inspire the next generation of business moguls, starring *Kathy Ireland*®, is currently in negotiations with several studios.

BAD GIRLS

Bad Girls
A motion picture for TV or film, in active discussions with multiple studios and networks. When sold, boasts licensing merchandise avenues for additional growth opportunities.

Worldwide Business with *kathy ireland*®

***kathy ireland*® Creative Living – Multi Media Productions produced in association with EE1**

An award winning business and health program that is independently produced. The show provides its viewers an in-depth opportunity to find solutions to the industry problems from some of the top business leaders from across the globe. Currently broadcasting globally via Bloomberg International and Fox Business.

LB
Level Brands

16

Addendum | EE1- Model 2 Mogul Video

Please view video @ www.LevelBrands.com/media

M2M

LB
Level Brands

(In Development)

17

Addendum | EE1- Bad Girls Video

Please view video @ www.LevelBrands.com/media

EE1

Encore Endeavor One

LB Level Brands

(In Development)

18

Beauty & Pin-Ups

"Beauty belongs to everyone"

Professional Hair Care Line with a Social Conscience

- **Innovative and cutting edge producer and marketer in the beauty industry**
- **11 products, including shampoos, conditioners, styling aides and a patented styling tool**
- **Redefining Beauty - Brand Tenets:**
  - ✓ **Beauty belongs to everyone**
  - ✓ **Confident empowerment – pin-ups evoke same feeling of feminine beauty and confidence as uploading a selfie does today**
- **Expanding professional salon distribution network, currently selling in networks supporting over 5000 customers**
- **Potential licensing opportunities and brand extensions include swimwear, sunglasses and intimate apparel**
- **Management team includes former top executives from Columbia Beauty Supply, had 267 employees, serviced over 30,000 salons, and annual sales exceeded $67 million with a growth rate of 9%, and was acquired by L'Oreal**
- **#1 trending story in the world for 10 days**
- **Story has reached over 1 billion people with worldwide media coverage to date**
- **Beauty & Pin-Ups donates .5% of net sales to support *Best Buddies® International***

Katie Meade

Supermodel, champion and *Best Buddies International* Ambassador fearless

Katie Meade lives a powerful life with Down syndrome, which does not define her. She empowers people through the non-profit led by one of Level Brands' directors, Anthony Kennedy Shriver. As the first woman in history with Down syndrome to secure a major beauty contract and star in a beauty campaign, Katie is *Fearless*.

People BuzzFeed COSMOPOLITAN TODAY

LB Level Brands

19

Leadership | Management

Kathy Ireland

Chief Brand Strategist & Chairman Emeritus

One of the most successful entrepreneurs in America and a global humanitarian, Ms. Ireland is Chairman & CEO of *kathy ireland®* Worldwide; founded in 1993 with a Moretz Sports' collection of athletic socks, continuing an iconic fashion career, beginning as a supermodel. By 2003, *kathy ireland®* socks sold over 100 million pairs. *kiWW®* is listed as one of the most powerful brands globally, by *License Global* magazine. Ms. Ireland credits teamwork and dedication for the success of *kiWW®*. She has graced the cover of *Forbes* multiple times, per Fairchild Publications, is one of the 50 most influential people in fashion, and is first Ambassador for YWCA - GLA, Best Buddies, and The Elizabeth Taylor AIDS Foundation.

Martin A. Sumichrast

Chief Executive Officer & Chairman of the Board

Mr. Sumichrast's 25-year executive entrepreneurial career spans business development, finance and investment, and real estate. He has extensive hands-on experience building businesses and has participated in dozens of transactions including M&A. Mr. Sumichrast became Chairman of Level Brands, Inc. shortly after inception. Mr. Sumichrast is Managing Director of Washington Capital, LLC, a family office and Managing Member of Stone Street Capital, LLC, a Charlotte, NC-based private investment company. He serves as Independent Trustee of the Barings Capital Global Short Duration High Yield Fund (NYSE: BGH), and Barings Capital Fund Trust.

Stephen Roseberry

President & Chief Marketing Officer, I'M1 & EE1

Mr. Roseberry is responsible for licensing and strategic marketing at *kathy ireland®* Worldwide and Level Brands' I'M1 and EE1 brands. His leadership skills and business acumen are transformational in *kiWW®* becoming a global licensing brand. Mr. Roseberry serves as a member of both the *kiWW®* and Sterling Winters Co. Board of Directors. He has spent his entire career in service to *kathy ireland's®* business endeavors. Mr. Roseberry is an accomplished producer for HBO, Showtime, PBS, Lifetime, TNN and the highest rated films in the history of ABC Family Television - Once Upon A Christmas and Twice Upon A Christmas, starring *kathy ireland®* which air annually in over 50 countries.

Mark S. Elliott

Chief Financial Officer & Chief Operating Officer

Mr. Elliott's 30 years' business experience includes leadership positions in financial, retail, consulting and government sectors. As founder and partner of Premier Alliance Group, currently named root9B Holdings, Inc., he directed its transformation to a public market company and successfully integrated six strategic M&A transactions, as Chairman and CEO, 2004-2013. He also served as its CFO, 2004-2010, and Chief Administrative Officer, 2014-2015. His career includes technology and management positions with Fortune 500 companies, JC Penney and First Union National Bank.

LB Level Brands

20

Leadership | Board of Directors

Martin A. Sumichrast
Chairman

CEO of Level Brands, Inc., Mr. Sumichrast's 25-year executive entrepreneurial career spans business development, finance and investment, and real estate. He became Chairman of Level Brands, Inc. shortly after inception. Mr. Sumichrast is Managing Director of Washington Capital, LLC, a family office and Managing Member of Stone Street Capital, LLC, a Charlotte, NC-based private investment company. He serves as Independent Trustee of the Barings Capital Global Short Duration High Yield Fund (NYSE: BGH), and Barings Capital Fund Trust.

Erik Sterling
Director

Mr. Sterling is a Co-Founder of kathy ireland® Worldwide (kIWW®), as well as Sterling Winters Co., a brand-building, marketing and management firm established in 1978, and now a wholly owned subsidiary of kIWW®. He is also Vice Chairman and Chief Financial Officer of kIWW®. Mr. Sterling's philanthropic pursuits include the March of Dimes, the Elizabeth Taylor AIDS Foundation, the Saban Free Clinic, and the American Home Furnishings Hall of Fame. Mr. Sterling has four decades of branding, marketing, executive leadership and operational experience.

Anthony K. Shriver
Director

Mr. Shriver is Chairman and CEO of Best Buddies® International, a nonprofit 501(C)(3) organization he founded in 1989, establishing a global volunteer movement that creates advantages for people with intellectual and developmental disabilities. Best Buddies has grown from one chapter to nearly 1,900 middle- and high-school and college chapters worldwide, impacting over one million people per year, with participant programs in every state and over 50 countries. Mr. Shriver has dedicated his life to charitable efforts.

Seymour G. Siegel
Director

Mr. Siegel's 35-year career in public accounting and SEC regulatory matters includes a strong background in M&A, startups, cost-cutting initiatives, profit enhancements and business operations. He is President of Siegel Rich, Inc. a consulting firm, since 2014, and was a principal emeritus at Rothstein Kass. A CPA by training, Mr. Siegel has served on the boards of about a dozen public companies and has been a director and officer of numerous business, philanthropic and civic organizations.

Bakari Sellers
Director

An attorney, political commentator at CNN, and former member of the South Carolina House of Representatives, 2006-2014, Mr. Sellers has been a member of the Strom Law Firm, LLC, in Columbia, since 2007. He made history as the youngest member of the SC State Legislature and youngest African American elected official in the US. Mr. Sellers is an advocate of progressive public policies to address issues ranging from education and poverty, to preventing domestic violence and childhood obesity.

Gregory C. Morris
Director

Mr. Morris's extensive executive-level experience in public companies focuses on finance, investments, benefits, risk management, legal and human resources. Currently Vice President of Human Resources at Healthstat, Mr. Morris also served as Vice President of Administration and Corporate Secretary at Swisher Hygiene. Mr. Morris has over 15 years of board of director experience, having served on publicly traded and non-profit boards.

LB
Level Brands

21

Financial Snapshot

	3 Months Ended June 30, 2017	3 Months Ended June 30, 2016	9 Months Ended June 30, 2017	9 Months Ended June 30, 2016
Sales	$ 1,867,590	$ 492,319	$ 4,199,412	$ 2,043,491
Allowances	(80,581)	(106,833)	(804,025)	(242,137)
Net Sales	**1,787,009**	**385,486**	**3,395,387**	**1,801,354**
Cost of goods sold	261,420	321,341	822,556	1,248,984
Gross Profit	**1,525,589**	**64,145**	**2,572,831**	**552,370**
Operating expenses	853,670	1,485,887	2,536,586	3,255,901
Income (Loss) from operations	**671,919**	**(1,421,742)**	**36,245**	**(2,703,531)**
Debt conversion expense	(446,250)	-	(446,250)	-
Other than temporary impairment on marketable securities	(175,000)	-	(175,000)	-
Interest expense	(229,220)	(15,433)	(500,353)	(67,026)
Loss before provision for income taxes	**(178,551)**	**(1,437,175)**	**(1,085,358)**	**(2,770,557)**
Provision for income taxes	36,642	(2,000)	(42,250)	(6,000)
Net Income (Loss)	**(141,909)**	**(1,439,175)**	**(1,127,608)**	**(2,776,557)**
Net Income (Loss) attributable to noncontrolling interest	68,781	(232,704)	272,798	(451,958)
Net Loss attributable to Level Brands, Inc. common shareholders	**$ (210,690)**	**$ (1,206,471)**	**$ (1,400,406)**	**$ (2,324,599)**
Net Loss per share:				
Basic	$ (0.04)	$ (0.40)	$ (0.34)	$ (0.82)
Diluted	$ (0.04)	$ (0.40)	$ (0.34)	$ (0.82)
Weighted average number of shares:	4,686,947	3,037,631	4,128,541	2,840,567

Financial Highlights

- For the three months ended June 30th 2017 vs. 2016
  - 364% increase in Net Sales
  - Gross profit of $1.5 million+
  - Net Loss decreased to $210k, including $404k of non-cash expenses
- Year-to-date in 2017, we have earned:
  - Licensing fees from 2 brand partnerships
  - Advisory fees from 7 brand partnerships
  - 8 brand partnerships with a royalty opportunity going forward from LB/IM'1/EE1 generated sales
- $0 Term Debt

LB Level Brands

22

Pre-Closing Capitalization

Common Shares*	5,792,261	91.4%
Options ($5.83 WAEP)	333,300	5.3%
Warrants ($6.54 WAEP)	212,176	3.3%
	6,337,737	100%

* Excluding up to 2,000,000 shares to be sold in the IPO, up to 100,000 selling agent warrants, 236,667 shares from stock awards not yet vested and 903,816 shares in our stock option plan, available for grants not yet made.
** WAEP - weighted average exercise price.

LB Level Brands

23

Socially Responsible to the Core

Millennium Development Goals*

Each partner, client and licensee is required to join the team in supporting Millennium Development Goals to improve the condition of lives around the world:

1. We must eradicate extreme poverty and hunger
2. Achieve universal primary education
3. Promote gender equality and empower women
4. Reduce child mortality
5. Improve maternal health
6. Combat HIV/AIDS, malaria, and other diseases
7. Ensure environmental sustainability
8. Develop a global partnership for development
9. Bring opportunities of financial stability and healthcare to American Veterans and their families
10. Stop human trafficking

LB Level Brands

* #1-8 are Millennium Development Goals originally established by the United Nations in September 2000. Kathy Ireland® personally added 9 & 10.

24

Investment Highlights

Licensing – A Powerful Business Model

- Leading brand builders: kiWW® team, and Level Brands' seasoned business and finance executives provide leadership
- Growing portfolios of multi-dimensional, IP-protected lifestyle brands
- Extensive licensing opportunities in and additional avenues for brand expansion & enhancement
- Potential for initial and recurring revenue streams
- Additional potential for capital appreciation.
- Our Licensing Model is a non-capital intensive business – low overhead, no inventory
- Four diversified brands/business units, with potential new business pipelines
- Target market sectors include art, beauty, fashion, health & wellness, travel, publishing, entertainment, and more
- Licensing model gross margins are high and expected to be approximately 92%
- High growth areas and potential - In 6 months I'M1 and EE1 have generated $2.5 million in sales (cash and non cash)
- Annual royalty fees potentially between 4% and 7% , contracted for 5 to 10 years

Forbes
SUPERMODEL
SUPERMOGUL

25

Level Brands

Thank you.

Reg A+: BANQ
www.banq.co/listings/lb

Investor Relations: MDC GROUP
Contact: David Castaneda, Arsen Mugurdumov
(414) 351-9758 | IR@LevelBrands.com

Addendum | Directional Decision-Making Matrix

Sourced by kiWW®	Investment or Entity Purchase	License, Advisory or Brand Ambassador	Third Party Corporate Brand Management or Marketing Opportunity
For Level Brands	Level Brands has ROFR for up to 50% (remainder to kiWW®)	N/A	N/A
For I'M1	N/A	ROFR for I'M1	N/A
For EE1	N/A	N/A	ROFR for EE1
For BPU	N/A	ROFR for BPU	N/A
For kiWW®	No obligation to Level, I'M1, EE1 or BPU ROFR for Level Brands	No obligation (unless exclusively in Men's Category, then ROFR for I'M1)	No obligation to Level Brands, I'M1, EE1 or BPU
For kathy ireland® Health & Wellness	N/A	To Level Brands	N/A N/A

Sourced by Level Brands	Investment or Entity Purchase	License, Advisory or Brand Ambassador	Third Party Corporate Brand Management or Marketing Opportunity
For kiWW®	kiWW® has ROFR for up to 50% (remainder to Level Brands)	Referral fee of 50% of compensation	Referral fee of 50% of compensation
For I'M1	N/A	To I'M1	N/A
For EE1	N/A	N/A	To EE1
For BPU	N/A	To BPU	N/A
For Level Brands	No obligation to kiWW®	N/A	N/A
For kathy ireland® Health & Wellness	No obligation to kiWW®	To Level Brands	To Level Brands

kiWW® is obligated to refer certain kiWW®-sourced opportunities to Level Brands. Level Brands has the opportunity to earn fees on transactions it sources for kiWW®.

LB Level Brands

27

Addendum | Kathy Ireland® Forbes Segment

Please view video @ www.LevelBrands.com/media

F
Cover Story
Kathy Ireland
Sheds The Swimsuit,
Banks $350 Million
A CONVERSATION W/ DOROTHY POMERANTZ, FORBES STAFF
DAN BIGMAN

LB
Level Brands

28

Level Brands, Inc. | IPO Summary

Reg A+ IPO | Expected November 2017

- $34.75 million pre-money valuation (basic) [1]
- Level Brands, Inc. anticipates its shares will trade on the NYSE American under symbol LEVB [2]

Issuer:	Level Brands, Inc.
Offering Size:	Up to 2,000,000 shares (100% Primary) Gross Proceeds of $12,000,000
Offering Price:	$6.00 per share
Use of Proceeds:	Brand development & expansion, sales & marketing and general working capital
Sole Book-Running Manager:	Joseph Gunnar & Co.
Co-Manager:	TriPoint Global Equities, LLC

Contact Information:

Joseph Gunnar & Co.
prospectus@jgunnar.com
(212) 440-9600

TriPoint Global Equities, LLC
Sales@TPGlobal.com
(917) 512-0820

For additional information, please visit:
www.banq.co/listings/lb

We champion a bold, unconventional image and social consciousness for our company and brands
We strive to be an innovative licensing, marketing, and brand management company.

kathy ireland® HEALTH & WELLNESS

BEAUTY & PIN-UPS™

I'M1 Ireland Men One

EE1 Encore Endeavor One

Licensing – A Powerful Business Model

- Leading brand builders: *kiWW*® team, and Level Brands' seasoned business and finance executives provide leadership. Kathy Ireland serves as Chairman Emeritus and Chief Brand Strategist
- Growing portfolios of multi-dimensional, IP-protected lifestyle brands
- Extensive licensing opportunities in and additional avenues for brand expansion & enhancement
- Potential for initial and recurring revenue streams
- Additional potential for capital appreciation
- Our Licensing Model is a non-capital intensive business – low overhead, no inventory
- Four diversified brands/business units, with potential new business pipelines
- Target market sectors: art, beauty, fashion, health & wellness, travel, publishing, entertainment, and others
- Licensing model gross margins are high and expected to be approximately 92%
- High growth areas and potential - In 6 months I'M1 and EE1 have generated $2.5 million in sales (cash and non cash)
- Annual royalty fees potentially between 4% and 7%, contracted for 5 to 10 years

LB Level Brands

(1) Assumes a price of $6.00 and 5,792,261 shares outstanding

(2) Successful listing on the NYSE American exchange is subject to meeting specific requirements and completion of the offering. Level Brands, Inc. listing entails significant ongoing corporate obligations including but not limited to disclosure, filing and notification requirements, as well compliance with applicable continued quantitative and qualitative listing standards.

Level Brands, Inc. | IPO Summary

Level Brands seeks to structure contracts with components that provide revenue in two phases, as well as opportunity for capital appreciation

Initial Revenue: Cash or Equity

- Upon signing a new licensing agreement, licensor pays Level Brands all or some of the following: marketing fees, equity issuance, upfront licensing fees, minimum royalty guarantees, and advisory fees

Potential Recurring Revenue: Royalties on Every Unit Sold

- Level Brands' unique strategic and creative branding and merchandising expertise drives potential sales of licensed products to generate royalties, includes 3rd party contacts/referrals
- Annual marketing and licensing fees
- No cost, no inventory

Potential Long Term Benefit: Equity transaction

- In some cases, Level Brands aligns its interest with its customer with an equity position and in doing so we will seek to capitalize on our equity position based on their success

Examples of recent agreements

SG Blocks

50K shares common stock; $245K approximate value, option to purchase 50K stock options, $25,000 marketing advance, 1 year agreement renewable

3.5% royalty, $25,000 marketing expenses as needed, 0.25% royalty on annual gross revenues over $25MM

Damiva

Warrants for 56,552 shares of common stock, $75,000 royalty minimum guarantee annually, $75,000 marketing fee, 5 year agreement

$75,000 min. royalty minimum guarantee annually (1.5% royalties for sales up to $25MM; 2% for 25MM+) $75,000 annual marketing fee

OXiGEN

1,600,000 shares common stock, valued at $912,000, 4 year agreement

$0.40 to $0.60 per case of product sold

Financial Highlights

- For the three months ended June 30th 2017 vs. 2016
  - 364% increase in Net Sales
  - Gross profit of $1.5 million+
  - Net Loss decreased to $210k, including $404k of non-cash expenses
- Year-to-date in 2017, we have earned:
  - Licensing fees from 2 brand partnerships
  - Advisory fees from 7 brand partnerships
  - 8 brand partnerships with a royalty opportunity going forward from LB/I'M1/EE1 generated sales
- $0 Term Debt

	3 Months Ended June 30, 2017	3 Months Ended June 30, 2016
Sales	$ 1,867,590	$ 492,319
Allowances	(80,581)	(106,833)
Net Sales	**1,787,009**	**385,486**
Cost of goods sold	261,420	321,341
Gross Profit	**1,525,589**	**64,145**
Operating expenses	853,670	1,485,887
Income (Loss) from operations	**671,919**	**(1,421,742)**
Debt conversion expense	(446,250)	-
Other than temporary impairment on marketable securities	(175,000)	-
Interest expense	(229,220)	(15,433)
Loss before provision for income taxes	**(178,551)**	**(1,437,175)**
Provision for income taxes	36,642	(2,000)
Net Income (Loss)	**(141,909)**	**(1,439,175)**
Net Income (Loss) attributable to noncontrolling interest	68,781	(232,704)
Net Loss attributable to Level Brands, Inc. common shareholders	**$ (210,690)**	**$ (1,206,471)**

This presentation may include "forward-looking statements." To the extent that the information presented in this presentation discusses financial projections, information, or expectations about Level Brands, Inc.'s business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although Level Brands, Inc. believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the Offering Statement filed with the Securities and Exchange Commission (the "SEC"). Forward-looking statements speak only as of the date of the document in which they are contained, and Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. Level Brands, Inc. has filed an Offering Statement for the offering of its securities on Form 1-A with the SEC but the Offering Statement has not yet become qualified. You may obtain a copy of the most recent version of the Preliminary Offering Circular which is a part of the Offering Statement on the SEC's EDGAR website (https://www.sec.gov/Archives/edgar/data/1644903/000165495417009364/0001654954-17-009364-index.htm) or at the following link: www.bang.co/listings/lb. Additional information concerning Risk Factors related to the offering, including those related to the business, government regulations, intellectual property and the offering in general, can be found at the following location (http://bang.co/listings/lbedocumentation) and select the Risk Factors Tab). The offering is being made only by means of the Offering Circular. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until the Offering Statement is qualified by the SEC, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind. Any information in this or any other communication or on our website shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.